THIRD AMENDMENT TO COMMERCIAL LOAN AGREEMENT


         THIS THIRD AMENDMENT (the "Third Amendment"), dated as of May 29, 1996, is entered into by and between THE INDUS GROUP, INC., a California corporation ("Borrower"), and the SUMITOMO BANK OF CALIFORNIA, a California banking corporation ("Bank").

                                    RECITALS:

         A. Borrower and Bank entered into an Amended and Restated Commercial Loan Agreement dated June 30, 1995 as amended by the amendments dated November 27, 1995 and December 26, 1995 (the "First and Second Amendments") (collectively, the "Agreement").

         B. Borrower and Bank desire to amend certain terms of the Agreement.


                                   AGREEMENTS:

         NOW, THEREFORE, Borrower and Bank hereby agree as follows:

         1. Each of the terms defined in the Agreement, unless otherwise defined herein, shall have the same meaning when used herein.

         2. The Agreement is amended as follows:

         (a) 1.1(a) is hereby amended in its entirety to read as follows:

                  Unsecured Line of Credit. During the Availability Period, Bank will provide an Unsecured Line of Credit to Borrower. The maximum amount of this Line of Credit (the "Commitment") is Fifteen Million Dollars ($15,000,000). Borrower's obligation to repay this Unsecured Line of Credit is evidenced by a promissory note substantially in the form of Exhibit A attached hereto (the "Revolving Line Note").

         (b) 1.2 is hereby amended in its entirety to read as follows:

                  Availability Period. The period under which Borrower may draw on the Unsecured Line of Credit ("Availability Period") is between the date of this Agreement and May 31, 1997 (the "Maturity Date") unless Borrower is in default, in which event Bank need not make any advances.

         (c) 1.4(b) is hereby amended its entirety to read as follows:

                  Repayment Terms/Unsecured Line of Credit. Borrower will repay in full, all principal, interest and other charges outstanding under the Unsecured Line of Credit no later than the Maturity Date.


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         (d) 2.1(a) is hereby amended in its entirety to read as follows:

                  Unused Commitment Fee. Borrower agrees to pay a fee on any difference between the Unsecured Line of Credit Commitment and the amount of credit it actually uses, determined by the weighted average Loan Balance maintained during the specific period. The fee will be calculated at one-eighth of one percent (0.125%) per annum. This fee is due on October 1, 1996, and on the first day of the month following each calendar quarter-end thereafter until the expiration of the Availability Period.

         (e) Section 3. COLLATERAL is hereby deleted in its entirety.

         (f) 4.12 is hereby amended in its entirety to read as follows:

                  Overadvances. If at any time the principal outstanding balance of the Unsecured Line of Credit plus any issued and undrawn standby letters of credit, exceeds the Commitment, at Bank's option that amount shall be immediately due and payable on demand.

         (g) 5.1(c) Security Agreements, and (d) Evidence of Priority are hereby deleted.

         (h) 6.8 Collateral is hereby deleted.

         (i) 7.1 is hereby amended in its entirety to read as follows:

                  Use of Proceeds. To use the proceeds of the Unsecured Line of Credit only for general corporate purposes.

         (j) 7.2 Financial Information shall be amended as follows:

                  (b) Within 45 days of the period's end, Borrower's quarterly financial statements and 10-Qs. These statements shall be prepared on a consolidated basis.

                  (c) is hereby deleted.

                  (e) is hereby deleted and replaced with the following:

                   Copies of any and all documents filed with the Securities and Exchange Commission, within five (5) days of filing.


         (k) 7.3 Quick Ratio is hereby amended in its entirety to read as follows:

         To maintain on a consolidated basis at all times, a ratio of quick assets to current liabilities of at least 1.50 to 1.00.

                           "Quick   Assets"   means   cash,    short-term   cash
         investments, net trade receivables and marketable securities not classified as long-term investments.


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

         (l) 7.4 is hereby amended in its entirety to read as follows:

                  Working Capital. To maintain on a consolidated basis at all times, current assets in excess of current liabilities by at least Ten Million Dollars ($10,000,000).

         (m) 7.5 is hereby amended in its entirety to read as follows:

                  Tangible Net Worth. To maintain on a consolidated basis at all times, Tangible Net Worth equal to at least Thirty-nine Million Dollars ($39,000,000).

                           "Tangible Net Worth" means the gross book value of Borrower's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors or shareholders of Borrower) less total liabilities, including, without limitation, accrued and deferred income taxes and any reserve against assets.

         (n) 7.6 is hereby amended in its entirety to read as follows:

                  Total Liabilities to Tangible Net Worth. To maintain on a consolidated basis at all times, a ratio of Total Liabilities to Tangible Net Worth not exceeding 1.0 to 1.0.

         (o) 7.7 is hereby amended in its entirety to read as follows:

                  Profitability. To maintain on a consolidated basis a positive net income before taxes and extraordinary items and a positive net income after taxes and extraordinary items for each quarterly accounting period. During Borrower's fiscal quarter ended March 31, 1996, net income after taxes will be measured based on pro forma net income as defined in Borrower's 10-Q filed with the Securities and Exchange Commission for the quarter ended March 31, 1996.

         (p) 7.11 is hereby amended in its entirety to read as follows:

                  Dividends/Distributions. Not to declare or pay any dividends or distributions on any of its shares.

         (q) 7.14 is hereby amended in its entirety to read as follows:

                  Out of Debt Period. To repay any advances in full, and not to draw any additional advances on any Revolving Line of Credit, for a period of at least 30 consecutive days in each line-year. "Line-year" means the period between the date of this Agreement and the Maturity. For the purposes of this paragraph, "advances" does not include undrawn amounts of outstanding letters of credit.

         3. (a) Except as specifically amended above, the Agreement and all other documents executed in connection with the Agreement shall remain in full force and effect and are hereby ratified and confirmed; and (b) Upon the effectiveness of this Second Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof", or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Second Amendment.

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

         4. Borrower represents and warrants as follows:

         (a) Each of the representations and warranties contained in the Agreement, as amended hereby, is true and correct on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent that a representation or warranty specifically related to an earlier date, in which case such representation and warranty is true as of such date and is hereby reaffirmed as of the date hereof, each as if set forth herein;

         5. The execution, delivery and performance of this Second Amendment is within Borrower's powers, has been duly authorized by all necessary action, has received all necessary governmental approvals, if any, and does not contravene any law or any contractual restrictions binding on Borrower;

         6. Release and Waiver.

         (a) Borrower hereby acknowledges and agrees that: (1) it has no claim or cause of action against Bank or any parent, subsidiary or affiliate of Bank, or any of Bank's officers, directors, employees, attorneys or other representatives or agents (all of which parties other than Bank being, collectively, "Bank's Agents") in connection with the Agreement, any letter of credit or the other loan documents or the transactions contemplated therein and herein; (2) it has no offset or defense against any of its obligations, indebtedness or contracts in favor of Bank; and (3) it recognizes that Bank has heretofore properly performed and satisfied in a timely manner all of its obligations to and contracts with Borrower.

         (b) Although Bank regards its conduct as proper and does not believe Borrower to have any claim, cause of action, offset or defense against Bank or any of Bank's Agents in connection with the Agreement, any letter of credit or the other loan documents or the transactions contemplated therein, Bank wishes, and Borrower agrees, to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters could impair or otherwise affect any rights, interests, contracts or remedies of Bank. Therefore, Borrower unconditionally releases and waives (1) any and all liabilities, indebtedness and obligations, whether known or unknown, of any kind of Bank or of any of Bank's Agents to Borrower, except the obligations remaining to be performed by Bank as expressly stated in the Agreement, this Second Amendment and the other loan documents executed by Bank;
         (2) any legal, equitable or other obligations or duties, whether known or unknown, of Bank or of any of Bank's Agents to Borrower (and any rights of Borrower against Bank or Bank's Agents) besides those expressly stated in the Agreement, this Second Amendment and the other loan documents; (3) any and all claims under any oral or implied agreement, obligation or understanding with Bank or any of Bank's Agents, on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the execution and delivery of this Second Amendment or which could arise concurrently with the effectiveness of this Second Amendment.

         (c)  Borrower  agrees  that is  understands  the  meaning and effect of
         Section 1542 of the California Civil Code, which provides:

                  Section 1542. Certain Claims Not Affected by General Release. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing this release, which if known by him must have materially affected his settlement with the debtor.

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

         BORROWER AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED BY THIS SECOND AMENDMENT IN FAVOR OF BANK AND BANK'S AGENTS, AND BORROWER WAIVES AND RELEASES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER THE AFOREMENTIONED SECTION 1542 OF THE CALIFORNIA CIVIL CODE WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. BORROWER WAIVES AND RELEASES (TO THE MAXIMUM EXTENT PERMITTED BY LAW) ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OF ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF ITS WAIVERS OR RELEASES UNDER THIS SECOND AMENDMENT.

         7. This Second Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; and

         8. No event has occurred and is continuing or would result from this Second Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirements that notice be given or time elapse or both.

         9. This Second Amendment shall be deemed to be a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.

         10. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Bank and Borrower have duly executed this Second Amendment as of the day and year first hereinabove written.


The Indus Group, Inc.,                        Sumitomo Bank of California,
a California corporation                      a California banking corporation


By    /s/ Robert W. Felton                    By    /s/ Betsy O. Beros
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Its  President & CEO                          Its    Vice President
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                                              By    /s/ Stephen C. Bellicini
                                                    ---------------------------
                                              Its    Vice President
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